EXHIBIT 99.1

INVESTMENT AGREEMENT

BETWEEN

APPLIED MINERALS, INC.

and

______________________.

DATED JANUARY __, 2013

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of this January 17, 2013, is entered into by and among Applied Minerals, Inc., a Delaware corporation (the “Issuer”), and____________., each an “Investor” and collectively the “Investors.” The Issuer, on the one hand, and the Investors, on the other hand, may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, on the terms and conditions set forth herein, the Issuer has agreed to issue to the Investors shares of common stock, par value $0.001 per share (the “Shares”), of the Issuer;

WHEREAS, each Investor wishes to acquire the Shares from the Issuer, and the Issuer wishes to issue the Shares to each Investor, pursuant to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                 ARTICLE I

PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Shares

  Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the receipt of waivers of preemptive rights from the investors under an investment agreement dated December 22, 2010, the Issuer shall sell and deliver that number of Shares to each of the Investors as listed in Exhibit A, and the each of the Investors severally agrees to acquire such Shares from the Issuer, for the purchase price listed in Exhibit A calculated at US$1.48 per share (for each Investor, the “Purchase Price”), such transaction being referred to as the “Sale.”

Section 1.2 Closing

  The closing of the sale and purchase of the Shares (the “Closing”) will take place by the exchange of documents via electronic delivery, on the date hereof, or at such other date, time or place as the Issuer and the Investors mutually may agree in writing.  The date on which the Closing occurs shall be referred to as the “Closing Date.”

Section 1.3 Closing Deliverables.

(a) On or before the Closing Date, each Investors shall deliver to the Issuer (i) an amount equal to that Investor’s Purchase Price in immediately available funds and (ii) an executed counterpart to this Agreement.

(b) On or before the Closing Date, the Issuer shall deliver to each Investor (i) certificates representing the Shares purchased by that Investor, (ii) an executed counterpart to this Agreement and (ii) a written opinion of counsel, addressed to the Investor, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Investor in form and substance) that the Shares has been duly authorized and is validly issued, fully paid and non-assessable.

(c) Copies of the prospectus contained in Registration Statement No. 333-177539 and the prospectus supplement that Issuer will file with the Securities and Exchange Commission within two days of the execution of this Agreement and prior to the Closing Date are attached hereto as Exhibit B.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Fees and Expenses

  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Sale is consummated.

Section 2.2 Notices

  All notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, in each case, to the address set forth on the signature pages hereto opposite the signature block of the Party to receive such notice or to such other address as may be designated in writing, in the same manner, by such Party.

Section 2.3 Entire Agreement

  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all prior written agreements, arrangements and understandings, oral or written, between the Parties with respect to such subject matters.  The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party hereto, irrespective of which Party caused such provisions to be drafted.  No Party shall have any legal obligation to enter into the Sale unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 2.4 Assignment; Successors

  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns.  Notwithstanding the foregoing, no Party may assign or delegate, in whole or in part (whether by operation of law or otherwise), this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, and any assignment or delegation without such prior written consent shall be null and void ab initio.

Section 2.5 Headings

  All heading references contained in this Agreement (including in the table of contents) are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

Section 2.6 Counterparts

  This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above.

APPLIED MINERALS, INC. By: Name: Title:	Address for Notices: Suite 1101, 110 Greene Street, New York, NY 10012
By: _____________________________, its _______________________________ Name: ___________________________ Title: ___________________________	Address for Notices:

Exhibit A
Investor’s Name	Number of Shares	Purchase Price

EXHIBIT B